Exhibit 99.1

Marten Transport Announces First Quarter Results

MONDOVI, Wis., April 20, 2017 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $8.2 million, or 25 cents per diluted share, for each of the quarters ended March 31, 2017 and March 31, 2016.

Operating revenue improved 6.9% to $173.2 million for the first quarter of 2017 from $161.9 million for the first quarter of 2016. Operating revenue, net of fuel surcharges, improved 3.1% to $156.6 million for the 2017 quarter from $151.9 million for the 2016 quarter. Fuel surcharge revenue increased to $16.6 million for the first quarter of 2017 from $10.0 million for the 2016 quarter.

Operating expenses as a percentage of operating revenue was 92.0% for the first quarter of 2017 and 91.3% for the first quarter of 2016. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 91.1% for the 2017 quarter compared with 90.7% for the 2016 quarter.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are encouraged by our continuing earnings strength and by our organic growth in operating revenue across all four of our business segments, despite the continuing challenge of an unfavorable freight environment. This was also the ninth quarter in a row with year-over-year improvement in operating income for each of our dedicated, intermodal and brokerage segments. These top- and bottom-line results highlight the continued smart and disciplined execution of our unique multifaceted business model by our dedicated and experienced workforce. We are confident in our ability to capitalize profitably on further growth opportunities across all of our business units.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 925 dry trailers operating as of March 31, 2017. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands, except share information)	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$9,065	$488
Receivables:
Trade, net	69,808	69,199
Other	3,714	4,436
Prepaid expenses and other	17,102	19,307
Total current assets	99,689	93,430

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	768,856	759,553
Accumulated depreciation	(209,226)	(201,728)
Net property and equipment	559,630	557,825
Other assets	1,966	2,493

Total assets	$661,285	$653,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$43,981	$41,230
Insurance and claims accruals	20,582	19,440

Total current liabilities	64,563	60,670
Long-term debt	-	7,886
Deferred income taxes	151,270	147,854
Total liabilities	215,833	216,410

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 32,684,955 shares at March 31, 2017, and 32,634,915 shares at December 31, 2016, issued and outstanding	327	326
Additional paid-in capital	74,891	74,175
Retained earnings	370,234	362,837
Total stockholders’ equity	445,452	437,338
Total liabilities and stockholders’ equity	$661,285	$653,748

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share information)	2017	2016

Operating revenue	$173,159	$161,929

Operating expenses (income):
Salaries, wages and benefits	56,400	54,830
Purchased transportation	29,362	28,035
Fuel and fuel taxes	25,956	19,630
Supplies and maintenance	10,990	10,499
Depreciation	21,383	20,047
Operating taxes and licenses	2,247	2,185
Insurance and claims	8,914	7,355
Communications and utilities	1,581	1,620
Gain on disposition of revenue equipment	(1,103)	(1,434)
Other	3,491	5,037

Total operating expenses	159,221	147,804

Operating income	13,938	14,125

Other	141	215

Income before income taxes	13,797	13,910

Provision for income taxes	5,583	5,717

Net income	$8,214	$8,193

Basic earnings per common share	$0.25	$0.25

Diluted earnings per common share	$0.25	$0.25

Dividends declared per common share	$0.025	$0.025

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended March 31,		Dollar Change Three Months Ended March 31,	Percentage Change Three Months Ended March 31,
(Dollars in thousands)	2017	2016	2017 vs. 2016	2017 vs. 2016
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$84,811	$82,942	$1,869	2.3%
Truckload fuel surcharge revenue	10,847	7,112	3,735	52.5
Total Truckload revenue	95,658	90,054	5,604	6.2

Dedicated revenue, net of fuel surcharge revenue	36,899	35,510	1,389	3.9
Dedicated fuel surcharge revenue	3,378	1,587	1,791	112.9
Total Dedicated revenue	40,277	37,097	3,180	8.6

Intermodal revenue, net of fuel surcharge revenue	16,811	15,854	957	6.0
Intermodal fuel surcharge revenue	2,375	1,347	1,028	76.3
Total Intermodal revenue	19,186	17,201	1,985	11.5

Brokerage revenue	18,038	17,577	461	2.6

Total operating revenue	$173,159	$161,929	$11,230	6.9%

Operating income:
Truckload	$5,974	$6,940	$(966)	(13.9)%
Dedicated	4,487	4,324	163	3.8
Intermodal	2,149	1,929	220	11.4
Brokerage	1,328	932	396	42.5
Total operating income	$13,938	$14,125	$(187)	(1.3)%

Operating ratio:
Truckload	93.8%	92.3%
Dedicated	88.9	88.3
Intermodal	88.8	88.8
Brokerage	92.6	94.7

Consolidated operating ratio	92.0%	91.3%

 MARTEN TRANSPORT, LTD.

OPERATING STATISTICS (Unaudited)

	Three Months Ended March 31,
	2017	2016
Truckload Segment:
Revenue (in thousands)	$95,658	$90,054
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,416	$3,366
Average tractors(1)	1,931	1,896
Average miles per trip	615	642
Non-revenue miles percentage(2)	9.6%	9.6%
Total miles (in thousands)	46,060	44,471

Dedicated Segment:
Revenue (in thousands)	$40,277	$37,097
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,462	$3,375
Average tractors(1)	829	809
Average miles per trip	299	314
Non-revenue miles percentage(2)	0.7%	0.8%
Total miles (in thousands)	18,579	18,521

Intermodal Segment:
Revenue (in thousands)	$19,186	$17,201
Loads	9,584	8,696
Average tractors	77	76

Brokerage Segment:
Revenue (in thousands)	$18,038	$17,577
Loads	13,354	12,951

At March 31, 2017 and March 31, 2016:
Total tractors(1)	2,827	2,784
Average age of company tractors (in years)	1.5	1.6
Total trailers	4,955	4,725
Average age of company trailers (in years)	2.8	2.7
Ratio of trailers to tractors(1)	1.8	1.7

	Three Months Ended March 31,
(In thousands)	2017	2016
Net cash provided by operating activities	$37,674	$55,065
Net cash used for investing activities	(20,962)	(9,553)
Net cash used for financing activities	(8,135)	(44,790)

Weighted average shares outstanding:
Basic	32,655	32,454
Diluted	32,843	32,639

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 67 and 79 tractors as of March 31, 2017 and 2016, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.